SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        ANNAPOLIS NATIONAL BANCORP, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                    LOGO



                     180 Admiral Cochrane Drive, Suite 300
                           Annapolis, Maryland 21401
                                (410) 224-4455

March 26, 1999
Dear Shareholder:

     You are cordially invited and encouraged to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Annapolis National Bancorp, Inc. (the "Company"), the holding company for Annapolis National Bank (the "Bank"), Annapolis, Maryland, which will be held on April 29, 1999, at 6:00 p.m., Eastern Daylight Savings Time, at the Annapolis Holiday Inn, 210 Holiday Court, Annapolis, Maryland 21401. Cocktails and hors d'oeuvres will be served.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Annapolis National Bancorp, Inc., as well as a representative of Rowles & Company, LLP, the Company's independent auditors, will be present at the Annual Meeting to discuss the Company and the Bank and respond to any questions that our shareholders may have.

     The Board of Directors of Annapolis National Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH MATTER CONSIDERED.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMPANY'S COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.


Sincerely yours,
/S/ John W.Marhefka, Jr.
John W. Marhefka, Jr.
Chief Executive Officer

                       ANNAPOLIS NATIONAL BANCORP, INC.
                              ------------------
                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 29, 1999
                              ------------------


     NOTICE IS HEREBY GIVEN that the Annual Meetingof Stockholders of Annapolis National Bancorp, Inc. ("Company") will be held on April 29, 1999, at 6:00 p.m: local time, at the Annapolis Holiday Inn, 210 Holiday Court, Annapolis, Maryland 21401, for the following purposes:

     (1) To elect three directors.

     (2) To approve the selection of Rowles & Company, LLP as independent auditors for the fiscal year ending December 31, 1999; and

     (3) To transact any other business that may properly come before the meeting, and at any adjournments thereof, including whether or not to adjourn the meeting.

     Only those holders of record of Common Stock as of the close of business on March 19, 1999, ("Record Date") are entitled to notice of and to vote at the 1999 Annual Meeting of Stockholders and any adjournments or postponements thereof.

     Please sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may withdraw your proxy at the meeting should you be present and desire to vote your shares in person. All shareholders are cordially invited to attend.




                                         By Order of the Board of Directors
                                         /S/ LORI J. MUELLER
                                         LORI J. MUELLER
                                         Secretary

     Annapolis, Maryland
     March 26, 1999

                       ANNAPOLIS NATIONAL BANCORP, INC.
                              ------------------
                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 29, 1999
                              ------------------
SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being mailed on or about March 26, 1999, to the stockholders of Annapolis National Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on April 29, 1999, at 6:00 p.m. local time, and at any adjournments or postponements thereof, at the Annapolis Holiday Inn, 210 Holiday Court, Annapolis, Maryland, 21401.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED FOR THE APPROVAL AND RATIFICATION OF THE SPECIFIC PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

     Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Bank. Proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, Annapolis National Bank (the "Bank") without compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders are entitled to one vote for each share of common stock, par value $.01 per share (the "Common Stock") registered in their names on the stock transfer books of the Company at the close of business on March 19, 1999, the record date fixed by the Board of Directors. At March 19, 1999, the Company had outstanding 2,313,506 shares of Common Stock entitled to vote at the Annual Meeting.

     As to the election of a director, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominee proposed by the Board of Directors, or to "WITHHOLD" authority to vote for the nominee being proposed. Under the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either
(i) broker non-votes, or (ii) proxies as to which authority to vote for the nominee being proposed is withheld.

     As to the ratification of Rowles & Company, LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, you may: (i) vote "FOR" the item;
(ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either
(i) broker non-votes, or (ii) proxies marked "ABSTAIN" as to that matter.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Stock as of March 19, 1999 the Record Date, by each of the Company's and Bank's directors, nominees and Named Executive Officers and by each person known by the Company to own beneficially more than 5% of the Company's voting securities, and by the executive officers and directors of the Company as a group, including the number of shares beneficially owned by, and percentage ownership of each such person as of that date. Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Securities Exchange Act of 1934, as amended, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                NUMBER OF        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        SHARES OWNED (1)        CLASS
--------------------------------------------------------   ------------------   ------------
Kevin J. Barron (2) ....................................            2,000            0.09%
1523 Elwyn Avenue
Crofton, MD 21114
Ronald E. Gardner ......................................           25,000            1.07%
1405 Goldenrain Drive
Crofton, Md. 21114
Stanley H. Katsef (3) ..................................           18,150            0.73%
2703 Coriander Place
Edgewater, Md. 21037
Stanley J. Klos Jr. ....................................           20,000            0.85%
76 Chautaugua Road
Arnold, Md. 21012
Lawrence E. Lerner .....................................          881,453           37.64%
2711 Washington Avenue
Chevy Chase, Md. 20815
Richard M. Lerner ......................................          100,000            4.27%
5447 Grove Ridge Way
Rockville, Md. 20852
Dimitri P. Mallios .....................................           12,000           0.051%
3204 Ellicott Street, N.W.
Washington, D.C. 20008
John W. Marhefka Jr. (4) ...............................           74,290            3.17%
1905 White Heron Road
Annapolis, Md. 21401
Albert Phillips ........................................           18,500           0.079%
118 Riverside Drive
Cambridge, Md. 21613
Lawrence W. Schwartz ...................................           19,766           0.084%
10854 Country Pond Lane
Oakton, Va. 22124
Officers and directors as a group (14 persons) .........        1,180,978(5)        50.43%

----------
(1) Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under
    Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" which includes the power to vote or direct the voting of such security, or "investment power" which includes the power to dispose or to direct the disposition of such security. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities in which he has no beneficial interest. For instance, beneficial ownership may include spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations, or deferred compensation plans which are affiliated with the principal. Unless otherwise indicated by footnote, each individual has sole voting and dispositive powers to all shares indicated.

(2) Includes options to purchase 1,000 shares of Company Common Stock which are currently exercisable at an exercise price of $9.75 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

(3) Includes options to purchase 1,000 shares of Company Common Stock which are currently exercisable at an exercise price of $6.00 per share and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

(4) Includes options to purchase 10,000 and 6,600 shares of Company Common Stock which are currently exercisable at an exercise price of $5.00 per share and $10.38 per share, respectively, and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

(5) Includes options to purchase 22,100 shares of Company Common Stock which are currently exercisable by executive officers at exercise prices ranging from $5.00 to $10.38 per share, and are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.


                    PROPOSALS TO BE VOTED ON AT THE MEETING

                       PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine (9) directors. The Company' Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire board shall permit, with directors of each class being elected for three-year terms at each Annual Meeting. The terms of three directors of the Company will expire at the time of the Annual Meeting of Stockholders. The positions of these three directors are to be filled at the Annual Meeting of Stockholders. Therefore, three incumbent directors have been nominated to be elected to hold office until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal. The nominees are Ronald E. Gardner, Lawrence E. Lerner, and Lawrence W. Schwartz.

     The proxies solicited hereby, unless directed to the contrary, will be voted FOR the election as directors of all three nominees listed in the following table. In order to be elected, a majority of the shares voted must be voted FOR the election of each nominee. Each nominee has consented to serve as a director, if elected. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve as a director but, if for any reason any nominee is not willing or able to serve as a director, the accompanying proxy will be voted FOR a substitute nominee chosen by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES NAMED IN THIS PROXY STATEMENT.


INFORMATION CONCERNING NOMINEES

     The following table sets forth information as of the Record Date concerning persons nominated by the Board of Directors for election as directors of the Company to serve until the 2002 Annual Meeting of Stockholders or until their successors have been elected and qualified or until their earlier resignation or removal. Except as indicated, the nominees have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

NOMINEES



NAME OF DIRECTORS                     AGE, PRINCIPAL OCCUPATION, POSITION WITH THE COMPANY AND THE BANK
-------------------------------   -------------------------------------------------------------------------
Ronald E. Gardner .............   Mr. Gardner, age 45, was an owner, Director and Vice President of E.L.
                                  Gardner, Inc. from 1969 to 1996, at which time he sold his interest in the company and resigned. He was responsible for day to day operations of E.L. Gardner, Inc., which is a producer of ready mix concrete in
                                  Anne Arundel County. He has been a Director of the Company and the
                                  Bank since April 1997. Mr. Gardner is also an Officer and Director of
                                  Arundel Management Corporation located in Annapolis, Maryland, a real estate and management company and President and principal owner of Washington Street Pub located in Easton, Maryland.
Lawrence E. Lerner ............   Mr. Lerner, age 66 has been active in real estate development in the
                                  Washington, D.C. metropolitan area for 30 years. He has been involved in the development and construction of two regional shopping centers, several other commercial developments, and more than 2,800 apartment units. Mr. Lerner manages his real estate investments, comprised of various partnership interests in entities which own real estate. He has been a Director of the Company and the Bank since their inception.
                                  Mr. Lerner is the father of Richard M. Lerner, a Director of the
                                  Company and Bank.
Lawrence W. Schwartz ..........   Mr. Schwartz, age 44, is a certified public accountant who has operated
                                  CPA firms since 1984 and is currently Managing Partner of Schwartz &
                                  Company, P.C., a CPA firm based in Bethesda, Maryland. Additionally, he was Executive Vice President and Chief Financial Officer of Federal
                                  Supply Contracts Group, Inc., a reseller of furniture to the government, from 1993 to 1995. Mr. Schwartz has been a Director of the Company since April 1997 and a Director of the Bank since its inception.

INFORMATION CONCERNING CONTINUING DIRECTORS AND NAMED EXECUTIVE OFFICERS

     The following table sets forth information as of the Record Date concerning directors and Named Executive Officers of the Company and the Bank whose terms of office will continue after the 1999 Annual Meeting of Stockholders. As indicated, some directors will serve until the 2000 Annual Meeting of Stockholders, and other directors will serve until the 2001 Annual Meeting of Stockholders. Except as indicated, the directors have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

DIRECTORS SERVING UNTIL 2000



NAME OF DIRECTORS                   AGE, PRINCIPAL OCCUPATION, POSITION WITH THE COMPANY AND THE BANK
-----------------------------   -------------------------------------------------------------------------
Stanley H. Katsef ...........   Mr. Katsef, age 54, became a Director and Vice Chairman of the Board of the Company and the Bank in April, 1997. He was previously a founding Director of Annapolis Bancshares, Inc. and Bank of Annapolis
                                in 1988, where he served as Chairman of the Board and a full-time employee of both companies from 1992 to 1996.
Dimitri P. Mallios ..........   Mr. Mallios, age 66, is an attorney who has practiced law since 1960, and is a member of the Bars of the State of Maryland and the District of
                                Columbia. He is presently a senior partner of the law firm of Margolius,
                                Mallios, Davis, Rider & Tomar, located in Washington, D.C.
                                Mr. Mallios has been a Director of the Company and the Bank since their inception.
Albert Phillips .............   Mr. Phillips, age 72, has been the Chairman of the Board of The Phillips
                                Corporation, a manufacturer and supplier of manufacturing technology products headquartered in Columbia, Maryland since 1963. He has been a Director of the Company and the Bank since their inception.
                                Mr. Phillips serves as Chairman of the Board of the Company and the
                                Bank as well as President of the Company.

DIRECTORS SERVING UNTIL 2001



NAME OF DIRECTORS                      AGE, PRINCIPAL OCCUPATION, POSITION WITH THE COMPANY AND THE BANK
--------------------------------   ------------------------------------------------------------------------
Richard M. Lerner ..............   Mr. Lerner, age 39, has been President of White Flint Builders, Inc.
                                   since 1984. White Flint Builders, Inc. is located in Bethesda, Maryland and is engaged in high end residential development and construction. He has been a Director of the Company and the Bank since their inception.
                                   Richard M. Lerner is the son of Lawrence E. Lerner, a Director of the
                                   Company and the Bank.
John W. Marhefka, Jr. ..........   Mr. Marhefka, age 44, was appointed Chief Executive Officer and Vice
                                   President of the Company and President & Chief Executive Officer of
                                   the Bank on February 21, 1997. He has held high level positions in the
                                   Maryland financial institutions industry since 1978. Most recently, he was a founder of Annapolis Bancshares, Inc. and Bank of Annapolis in
                                   1988. As President & Chief Executive Officer of those companies, he led them through more than eight years of earnings and asset growth before they merged with Sandy Spring Bancorp, Inc. in 1996.
                                   Mr. Marhefka also served as Chairman of the Board of both companies from 1988 to 1992. He is active in community affairs and serves on the
                                   Board of Directors of Leadership Anne Arundel (currently as Vice
                                   President).

NAMED EXECUTIVE OFFICERS



NAME OF EXECUTIVE OFFICER         AGE, PRINCIPAL OCCUPATION, POSITION WITH THE COMPANY AND THE BANK
---------------------------   ------------------------------------------------------------------------
Kevin J. Barron ...........   Mr. Barron, age 43, is a Senior Vice President of the Bank responsible for Real Estate Lending. He joined the Bank in December of 1997 after having worked ten years for Signet Banking Corporation where he was in charge of construction lending for the Washington and Baltimore markets. Prior to that he worked for three years with Mellon Bank in
                              Alexandria, Virginia. Mr. Barron serves on the Bank's Officers Loan
                              Committee and as a resource to its Facilities and Marketing Committees.

COMMITTEES

     The Company has standing Audit, Compensation, Executive, Facilities, Marketing, and Nominating Committees of the Board of Directors. The members of each of the named committees serve at the discretion of the Board of Directors.


     The Audit Committee consists of Messrs. Katsef, Gardner, and Schwartz and reviews and reports to the Board of Directors on examinations of the Bank and its subsidiaries by regulatory authorities, recommends independent accountants for appointment by the Boards of the Company and the Bank, reviews the scope of the work of the independent accountants and their reports, and reviews the activities and actions of the Bank's internal auditors. The Audit Committee met six (6) times during 1998.

     The Compensation Committee consists of Messrs. Gardner, Klos, R. Lerner and Mallios, and Mr. Marhefka and reviews and determines salaries and other benefits for executive and senior management persons of the Company and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews incentive and other compensatory plans and arrangements. The Compensation Committee met four (4) times during 1998.

     The Executive Committee consists of Messrs. Katsef, Klos, L. Lerner, R. Lerner, Mallios, Marhefka, Phillips, and Schwartz and considers new loan applications which are in excess of the limits granted by the Board of Directors to the Officers Loan Committee. The Executive Committee met thirty-one (31) times during 1998.

     The Facilities Committee consists of Messrs. Gardner, Katsef, R. Lerner and Marhefka and advises the Board on matters concerning branching, facilities, and relocations. The Facilities Committee met twelve (12) times during 1998.

     The Marketing Committee consists of Messrs. Gardner, Katsef, Klos, L. Lerner, Marhefka, and Phillips and assists management in developing and implementing marketing strategies, advertising campaigns, and new products. The Marketing Committee met four (4) times during 1998.

     The Nominating Committee, consisting of the full Board of Directors, nominates persons for election to the Board of Directors of the Company and the Bank. The Nominating Committee will consider shareholder nominations submitted to it in writing in care of the Company if such nominations are timely submitted. To be considered timely, the nominations must be received at least thirty (30) but not more than sixty (60) days prior to the Annual Meeting if the company has given at least forty (40) days prior notice of the meeting, otherwise such nominations should be submitted within ten (10) days of the Company first giving notice of the Annual Meeting. The Nominating Committee met one (1) time during 1998.


DIRECTORS' COMPENSATION

     The Board of Directors of the Company and the Bank held thirteen (13) meetings during 1998. All of the directors of the Company with the exception of Director Lawrence E. Lerner attended at least 75% of the total number of the Company board meetings held and committee meetings on which such director served during 1998. The Company pays no board or committee fees. Directors of the Bank received fees for each board and committee meeting attended in 1998 in the amount of $200 per Board of Directors meeting, $150 per for Executive Committee meeting of the Bank, and $100 per other committee meeting. The amount of Bank Board and Committee fees was increased effective on January 1, 1999 to $250 per Board of Directors meeting, $200 per Executive Committee meeting, and $150 per other committee meeting. Mr. Marhefka and Mr. Katsef, receive no fees for attendance at board or committee meetings as they are full time employees of the Company and the Bank.


EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or allocated for services rendered to the Company or the Bank in all capacities during the years ended December 31, 1997 and 1998 to executive officers whose compensation exceeded $100,000 (the "Named Executive Officers").


                          SUMMARY COMPENSATION TABLE



                                                                             LONG-TERM COMPENSATION
                                                                       -----------------------------------
                                            ANNUAL COMPENSATION                 AWARDS            PAYOUTS
                                      -------------------------------- ------------------------- ---------
                                                               OTHER                 SECURITIES               ALL
                                                               ANNUAL   RESTRICTED   UNDERLYING              OTHER
                                                              COMPEN-      STOCK      OPTIONS/      LTIP    COMPEN-
                                         SALARY      BONUS     SATION     AWARDS        SARS      PAYOUTS   SATION
NAME AND PRINCIPAL POSITION     YEAR      ($)         ($)      ($)(3)       ($)          (#)        ($)     ($)(4)
------------------------------ ------ ----------- ---------- --------- ------------ ------------ --------- --------
John W. Marhefka, Jr. (1)      1998    $134,439    $   -0-    $3,473       -0-            -0-       $-0-    $4,889
 CEO & Vice President of       1997    $113,715    $16,979    $3,551       -0-         16,600        -0-       -0-
 the Company and President &
 CEO of the Bank
Kevin J. Barron (2) .......... 1998    $ 80,000    $25,285       -0-       -0-            -0-       $-0-       -0-
 Senior Vice President -- Real 1997    $  4,000        -0-       -0-       -0-          5,000        -0-       -0-
 Estate Lending of the Bank


----------
(1) Mr. Marhefka became Chief Executive Officer of the Company and the Bank on February 21, 1997.

(2) Mr. Barron became Senior Vice President -- Real Estate Lending of the Bank on December 15, 1997.

(3) Represents personal use of a Bank automobile. For 1997 and 1998, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the years; (b) payments of above market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts in stock.

(4) Represents amounts contributed to the Named Executive Officer by the Bank's 401(k) Plan.


EMPLOYMENT AGREEMENT

     On February 21, 1997, the Bank and Mr. Marhefka entered into a five year employment agreement (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Marhefka received an initial base salary of $132,500 per year, which base salary increases on each anniversary of the Employment Agreement by an amount determined by multiplying the then base salary by the annual percentage increase of the most recently released Consumer Price Index for Urban Consumers. Additionally, the Bank provides and maintains an automobile for Mr. Marhefka's use and provides family health insurance.

     Pursuant to the Employment Agreement, on April 25, 1997, Mr. Marhefka was granted incentive stock options to purchase 10,000 shares of Company Common Stock at an exercise price of $5.00 per share. In addition, Mr. Marhefka will have an opportunity to be granted additional options at the close of each calendar year during the term of the Employment Agreement (the "Annual Options"). The exercise price of the Annual Options will be calculated as 133.334% of the book value per share of the Company's Common Stock at the close of the calendar year and the number of Annual Options will be determined as a function of the Company's return on average equity ("ROE") for the calendar year. Should the Company's ROE for the calendar year be calculated greater than the specified target, the amount of Annual Options to be granted will be 1,000 plus 10 additional options for each 0.01% by which the Company's ROE exceeds the specified target for that calendar year.

     Pursuant to the Employment Agreement, the Bank will also pay a bonus to Mr. Marhefka following the close of each calendar year during the term of the Employment Agreement (the "Annual Bonus"). The amount of each Annual Bonus will be calculated as 5% of the amount by which the Company's ROE exceeds the specified target during that calendar year.

     No Annual Options or Annual Bonus will be paid for any calendar year in which (i) the Company's ROE is less than the specified target during that year, or (ii) the amount of the Bank's non-performing assets, as defined in the contract, exceeds 0.75% of its total assets at the end of the calendar year just completed, or (iii) the amount of the Bank's allowance for loan losses is less than 150% of its non-accrual loans after deducting any portion thereof which are government guaranteed.

     If the Company increases its stockholder equity by virtue of selling new shares of Common Stock, as is the case with the Offering, or another method of external recapitalization, the Annual Options and Annual Bonus incentive calculations will be adjusted to account for the dilutive effect of such recapitalization on the Company's ROE.

     The Employment Agreement may be terminated by either party with or without "cause". The Employment Agreement provides that, except in certain circumstances, if Mr. Marhefka terminates the Employment Agreement by voluntary resignation, or his employment is terminated without cause, Mr. Marhefka will not, without the Bank's written consent, participate or be connected with any competing institution that has offices or does business in Anne Arundel County, Maryland for the remaining term of the Employment Agreement, not to exceed one year in the case of resignation, or eight months if employment is terminated without cause. The Employment Agreement further provides that if the Bank terminates the Employment Agreement for any reason, other than for "cause" or due to Mr. Marhefka's death, disability or resignation, Mr. Marhefka will be paid an amount equal to his base salary for the twelve months immediately preceding termination of the Employment Agreement. Notwithstanding the above, in the event of a "change in control" of the Companies (as defined in the Employment Agreement), Mr. Marhefka will have the option within six months of the "change in control" to continue under the terms of the Employment Agreement with the consent of the Bank, enter into a new employment agreement with the Bank, on mutually agreeable terms, or receive a payment equal to one and one-half (1.5) times the base salary and bonus earned during the preceding twelve month period. The Employment Agreement does not provide benefits to Mr. Marhefka in the event of his death or disability, his discharge by the Companies for "cause," or his resignation.

STOCK OPTION PLAN

     The Company maintains an Employee Stock Option Plan (the "Option Plan") which provides for discretionary awards of up to an aggregate of 100,000 options to purchase Company Common Stock to officers and key employees of the Company and Bank as determined by a committee of disinterested directors at the fair market value of the Common Stock on the date of grant. The Option Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Option Plan was approved by the Company's stockholders on

April 25, 1997, therefore, no grants were made in 1996. Pursuant to an Employment Agreement dated February 21, 1997, the Company granted Mr. Marhefka options to purchase 10,000 and 6,600 shares of Company Common Stock at an exercise price of $5.00 and $10.38 per share. The Company also granted options to Mr. Barron on December 15, 1997 to purchase 5,000 shares of Company Common Stock at an exercise price of $9.75 per share, subject to a five year vesting schedule. At March 19, 1999, the Company also had outstanding to other officers options to purchase an aggregate of an additional 46,000 shares of Company Common Stock at exercise prices from $6.00 to $10.63 per share. These options are subject to a vesting schedule and will become exercisable in five equal annual installments beginning one year from the date of grant. The Company intends to grant additional options to certain key Bank employees in the future, however, the timing and amount of such grants has yet to be determined. All such options will be granted at not less than the fair market value of the Common Stock at the time of the grant.

OTHER COMPENSATION PLANS

     Executive officers participate in the Company's health and welfare and qualified retirement plans on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans. In addition, all full-time employees are covered as a group for comprehensive hospitalization, including major medical, long-term disability and dismemberment insurance and group term life insurance. Additionally, executive officers participate in an incentive compensation plan based on the accomplishment of specific performance goals as established by the compensation committee.


STOCK OPTION GRANTS

     As discussed above and as an inducement to attract and retain qualified managers and employees, the Company maintains the Option Plan. During 1998, there were no grants of options under the Stock Option Plan to the Named Executive Officers.


STOCK OPTION EXERCISES AND HOLDINGS

     There were no stock options exercised by the Named Executive Officers during 1998. A total of 1,200 stock options were exercised by other officers of the Bank during 1998 at the exercise price of $6.00 per share. The following table reflects the number of shares covered by all remaining unexercised stock options as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the Common Stock.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUE



                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                                      OPTIONS/SARS AT FY-END (#)(1)         AT FY-END ($)(3)
                                     -------------------------------   --------------------------
NAME                                    EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----------------------------------   -------------------------------   --------------------------
John W. Marhefka, Jr.(1) .........                16,600/0                      $20,000/0
Kevin J. Barron (2) ..............             1,000/4,000                      $     0/0

----------
(1) 10,000 options have an exercise price of $5.00 per share and 6,600 options have an exercise price of $10.38 and were immediately exercisable. The options will expire on September 30, 2007 and December 31, 2007 or ten
    (10) years from the date of grant respectively.

(2) 5,000 options, of which 1,000 are currently exercisable, have an exercise price of $9.75 per share. The options will expire on December 15, 2007, ten (10) years from the date of grant.

(3) Based on market value of the underlying stock at fiscal year-end minus the exercise price. The closing price of the Common Stock on December 31, 1998 was $7.00 per share.


CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Bank has adopted a policy which requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.


                    PROPOSAL 2. TO APPROVE THE SELECTION OF
                    INDEPENDENT AUDITORS FOR THE YEAR 1999

     The Board of Directors of the Company has appointed the firm of Rowles & Company LLP, certified public accountants, as independent auditors for the Company for the year 1999, subject to the approval of the stockholders. Rowles & Company LLP, which has served as independent auditors for the Company and the Bank since April 25, 1997, has advised the Company that neither the firm nor any of its partners or associates has any direct financial interest in or any connection with the Company or any of its subsidiaries other than as independent auditors. Representatives of Rowles & Company LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     For the year ended December 31, 1996 the Company's financial statements were audited by C.W. Amos & Company. C.W. Amos and Company was replaced on April 25, 1997 and Rowles & Company, LLP was engaged and continues as the independent auditors of the Company. The decision to change auditors was approved by the Board of Directors of the Company and Bank. The financial statements of the Company and its subsidiaries as of December 31, 1996 were audited by C.W. Amos & Company.

     For the year ended December 31, 1996 and up to the date of replacement of C.W. Amos and Company, there were no disagreements with C.W. Amos & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, not resolved to the satisfaction of C.W. Amos & Company, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The independent auditors' report on the financial statements for the year ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     Proxies will be voted FOR the Proposal unless otherwise instructed by the Stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ROWLES & COMPANY LLP AS ITS INDEPENDENT AUDITORS TO THE COMPANY FOR THE YEAR 1999.

                            ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS -- 2000 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the 2000 Annual Meeting of the Company must be received by the Company at 180 Admiral Cochrane Drive, Suite 300, Annapolis, Maryland 21401 prior to November 19, 1999, to be eligible for inclusion in the proxy statement and form of proxy. In order to curtail controversy as to compliance with this requirement, stockholders are urged to submit proposals to the Secretary of the Company by Certified Mail-Return Receipt Requested. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the Rules and Regulations under the Exchange Act.


                                ANNUAL REPORTS

     THE COMPANY'S 1998 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE REPORT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, 180 ADMIRAL COCHRANE DRIVE, SUITE 300, ANNAPOLIS, MARYLAND 21401, AND WILL BE AVAILABLE AT THE ANNUAL MEETING.



                                            By Order of the Board of Directors
                                            /S/LORI J. MUELLER
                                            LORI J. MUELLER
                                            Secretary

Annapolis, Maryland
March 26, 1999

          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE
                    ACCOMPANYING PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

X  PLEASE MARK VOTES                                   REVOCABLE PROXY
   AS IN THIS EXAMPLE                          ANNAPOLIS NATIONAL BANCORP, INC.
                                                                                                                    WITH-    FOR ALL
                                                                                                             FOR    HOLD     EXCEPT
            ANNUAL MEETING OF SHAREHOLDERS
                    APRIL 29, 1999                              1. ELECTION AS DIRECTORS to elect three
                                                                (3) nominees as directors listed below       ---     ---       ---
     The undersigned hereby appoints the official Proxy         (except as marked to the contrary below)
Committee of the Board of Directors of Annapolis National
Bancorp, Inc. with full powers of substitution, as attorneys    RONALD E. GARDNER, LAWRENCE E. LERNER AND
and proxies for the undersigned, to vote all shares of          LAWRENCE W. SCHWARTZ
common stock of Annapolis National Bancorp, Inc. which the
undersigned is entitled to vote at the Annual Meeting of        INSTRUCTION: To withhold authority to
Shareholders, to be held at the Annapolis Holiday Inn, 210      vote for any individual nominee, mark
Holiday Court, Annapolis, Maryland 21401 on Thursday, April     "Except" and write that nominee's name
29, 1999, at 6:00 p.m., Eastern Daylight Savings Time, and      in the space provided below.
at any and all adjournments thereof, as indicated to the
right.                                                          ----------------------------------------
                                                                                                             FOR   AGAINST   ABSTAIN

                                                                2. To approve the selection of Rowles &
                                                                   Company, LLP as independent auditors      ---     ---       ---
                                                                   for the fiscal year ending December
                                                                   31, 1999.

                                                                   The Board of Directors recommends a vote
                                                                "FOR" the above proposals.

                                                                   THIS PROXY, PROPERLY SIGNED AND DATED, WILL
                                                                BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS
                                                                ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE
                                                                PROPOSAL STATED. IF ANY OTHER BUSINESS IS
                                                                PRESENTED AT SUCH MEETING, THIS PROXY WILL BE
                                                                VOTED BY THOSE NAMED IN THIS PROXY IN THEIR
                                                                BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD
                                                                OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
                                                                PRESENTED AT THE MEETING.
Please be sure to sign and date     Date
  this Proxy in the box below.           -------------          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


------------------------------------------------------------
Stockholder sign above         Co-holder (if any) sign above